Exhibit 24(b)(5.2): Variable Annuity Contract Application I55634 (03/15)(NY)

APPLICATION FOR GROUP ANNUITY CONTRACT

Voya Retirement Insurance and Annuity Company
A member of the Voya® family of companies		VOYA® FINANCIAL
[PO Box 990063
Hartford, CT 06199-0063]
As used on this form, the term “Voya,” “VRIAC,” “Company,” “we,” “us” or “our” refers to your plan’s funding agent and/or services provider. That entity is Voya Retirement Insurance and Annuity Company. Contact us for more information.
l. APPLICANT INFORMATION
[Applicant Name (Employer/Contract Holder)
Address
City	State	ZIP
Tax Identification #		]
2. ACCOUNT INFORMATION
Full Legal Plan Name
Type of Organization
☐ Governmental Organization	☐ Tax-exempt Organization (includes churches, healthcare organizations and
☐ State, local, county, municipality	private education organizations)
☐ Healthcare	☐ 501(c)(3) Organization (IRS tax-exempt status letter required to be
☐ Public School	submitted for organizations formed after 10/9/69)
☐ K-12	☐ Church, qualified and non-qualified church controlled organizations
☐ High Education	☐ Healthcare
☐ For Profit Organization	☐ Education
☐ Corporation	☐ 501(c)(__) Organization. Type of Entity
☐ Unincorporated (e.g. partnerships,
self-employed & S Corporations)	☐ Other (specify)

Type of Plan (Select one.)
403(b) Plan	457 Plan
☐ 403(b) Non-ERISA public schools and ERISA exempt	☐ Governmental 457(b) (including public schools)
501(c)(3) organizations	☐ Tax-exempt 457(b) top hat (for select management
☐ 403(b) ERISA (generally, 501(c)(3) organization	and/or highly compensated employees)
sponsoring a 403(b) with employer and/or employee
contributions)	☐ Tax-exempt 457(b) (only non-qualified church
controlled organizations)
401(a)/(k) Plan
☐ 401(a)	Other (specify)
☐ 401(k) - employee salary deferral plan

Product (Select one. All products may not be available in all states.)
☐ Voya Custom Choice II	☐ Voya Retirement Plus II
☐ Voya Retirement Choice II (Fixed Plus Account III)	☐ Other (specify)

ERISA Status
Is this Plan subject to ERISA Title I? ☐ Yes	☐ No
If “Yes,” indicate the Plan Anniversary (Month/Day) (required)

155634 (03/15) (NY)	Page 1 of 2 - Incomplete without all pages.	Order #155636 NY 03/04/2015
TM: DCPLNINSTL/PLANINIT

3. CONTRACT HOLDER SIGNATURE AND AUTHORIZATION
By signing this form, I understand that:
•	I am selecting an annuity product to fund a tax-deferred arrangement;
•	the group annuity contract may include restrictions on the availability of the Voya Fixed Plus Account III as set forth in the contract;
•	the tax laws provided for deferral of taxation of earnings on participant account balances; and
•	although the annuity provides features and benefits that may be of value to participants, it does not provide any additional deferral of taxation beyond that provided by the tax-deferred arrangement itself.
Additionally, I acknowledge that the pre-filled information, as well as the information I have provided is complete and accurate. I further understand that the Company is entitled to rely exclusively on information provided on this form.
For all products other than Voya Retirement Choice II, all payments and values provided by the group Contract, when based on the investment experience of the Separate Account, are variable and are not guaranteed as to fixed dollar amount.
Amounts allocated to the Guaranteed Accumulation Account, if available and withdrawn before a guaranteed term maturity date, may be subject to a market value adjustment. The market value adjustment may result in an increase, or a decrease, in the Individual Account value.
I acknowledge receipt of the current annuity prospectus for the group annuity contract or contract disclosure booklet (applicable to
Voya Fixed Plus Account III), as well as current fund prospectuses for each of the variable investment options. I HAVE ATTACHED
A COPY OF THE PROSPECTUS RECEIPT TO THIS APPLICATION (not applicable to Voya Fixed Plus Account III). The Effective
Date of the Contract is the Contract Holder’s date of signature below.

Contract Holder Signature	Date

Title	City/Town and State Where Signed

Witness Signature	Date

4. PRODUCER SIGNATURE
Producer Name	License # (if applicable)

Producer Signature	Date

155634 (03/15) (NY)	Page 2 of 2 - Incomplete without all pages.	Order #155636 NY 03/04/2015
TM: DCPLNINSTL/PLANINIT